Exhibit 3(i)
          Articles of Incorporation and Amendments Thereto

                   Articles of Incorporation
                             of
                        Brickland Corp.

We the undersigned, natural persons over the age of eighteen (18) years, acting as incorporators of a corporation under the Utah
Business Corporation Act adopt the following Articles of Incorporation for such corporation.

                         ARTICLE  I

                       CORPORATE NAME

The name of the Corporation is BRICKLAND CORP.

                         ARTICLE II

                         DURATION

The duration of the Corporation shall be perpetual.

                         ARTICLE III

                       GENERAL PURPOSES

This Corporation is organized for the following  purposes

A.   To  purchase, sell and deal in products and technologies.

B.   To acquire or merge into existing business.

C. To buy, sell, mortgage, exchange, lease hold for investment or otherwise operate and personal property of all kinds and any interest therein.

D.   For any other purpose allowed by law.

E. The provisions of this Article shall be construed as purposes and powers and each as an independent purpose and Power. The enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation and the purposes and powers therein specified shall not be limited or restricted by reference to,or inference from, the terms of any provision of this or any other article hereof.

                     ARTICLE IV

                   AUTHORIZED SHARES

          The aggregate number of shares the Corporation shall have authority to issue is FIFTY MILLION (50,000,000) shares with a par value of ONE OF ONE CENT ($0.001) per share. All stock of this Corporation shall be of the same class which shall be designated common stock.

                        ARTICLE V

                 COMMENCEMENT OF BUSINESS

     The Corporation will not commence business until at least
ONE THOUSAND DOLLARS ($1,000) in cash or property has been received by it as consideration for the issuance of its shares.

                          ARTICLE VI

                  REGISTERED OFFICE AND AGENT

     The post office address of the Corporation's initial registered office is 1944 Cecelia Circle, Slat Lake City, Utah
84121 and the name of its initial registered agent at such address is Michael C. Brown.

                         ARTICLE VII

                      PRE-EMPTIVE RIGHTS

     The shareholders shall nave no pre-emptive rights to acquire any securities of this Corporation.

                        ARTICLE VIII

                         DIRECTORS

     The number of directors constituting the initial Board of Directors of the Corporation are three (3) and the names and addresses of the persons who are to serve as directors until their successors are elected and qualified are:

             Michael C. Brown      1944 Cecelia Circle
                                    Salt Lake City, Utah 84121

             Ken Maylor            1423 South Pearce Drive
                                   West Valley City, Utah 84109

             Kenneth Kotoku        12122 South Millridge Road
                                   Sandy, Utah 84070

                         ARTICLE   IX

                        INCORPORATORS

     The names and addresses of the Incorporators are:

             Michael C. Brown      1944 Cecelia Circle
                                    Salt Lake City, Utah 84121

             Ken Maylor            1423 South Pearce Drive
                                   West Valley City, Utah 84109

             Kenneth Kotoku        12122 South Millridge Road
                                    Sandy, Utah 84070

                         ARTICLE X

                      NON-ASSESSABILITY

     Shares of the corporation shall not be subject to assessment for payment of debts of the Corporation.

                         ARTICLE XI

                EXEMPTION FROM CORPORATE POWER

     The private property of the shareholders shall not be subject to the payment of any corporate debts to any extent whatsoever.

DATED this 9th day of February, 1984.


                                   /S/ Michael C. Brown
                                  Incorporator

                                  /S/ Ken Maylor
                                  Incorporator

                                  /S/ Kenneth Kotoku
                                  Incorporator

<Notary block for Michael C. Brown>

<Notary block for Ken Maylor>

<Notary block for Kenneth Kotoku>





                          ARTICLES OF AMENDMENT
                     TO ARTICLES OF INCORPORATION
                                   OF
                            BRICKLAND CORP.

       Pursuant to the provisions of the Utah Business Act, the undersigned Corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

        FIRST:   The name of the Corporation is BRICKLAND
CORPORATION.

        SECOND:    The following amendment was adopted by the
Shareholders of the Corporation an July 15, 1986, in the manner prescribed the Utah Business Act.

        THIRD:     The date of the adoption of the amendment by
the Shareholders is July 15, 1986.

        FOURTH:    The number of shares outstanding at the time
of such adoption was 20,334,000, and the number of shares entitled to vote thereon was 10,749,783. No shares of any class were entitled to vote thereon as a class.

        FIFTH:     The number of shares which voted for such
amendment was 10,695,783, the number of shares which voted against such amendment was 48,000, and the number of shares which abstained from voting was 6,000. No shares of any class were entitled to vote thereon as a class.

              RESOLVED: that the Articles of Incorporation shall be amended by the adoption of a new Article IV to read as follows:

              "Article IV:  The Corporation shall have the
authority to issue 105,000,000 (one hundred-five million) shares of stock each having a par value of one-tenth of one cent ($0.001). All stock of the Corporation shall be of the same class and shall have the same rights and preferences.
Fully paid stock of this Corporation shall not be liable for
further call or assessment.   The authorized trading
shares shall be issued at the discretion of the Directors."

        SIXTH:    The manner, if not set forth in such
amendment, in which an exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be affected is as follows: None.

         Dated this 15th day of July, 1986.

                           BRICKLAND CORPORATION

                           By: /S/ Joseph L. Flood, President

                           By: /S/ Sharron K. Flood, Secretary


   <Notary block for Joseph L. Flood>


                             CERTIFICATE OF AMENDMENT
                                         OF
                             ARTICLES OF INCORPORATION

John  Jones and Donney Jones certify that:

1. They are the president and the secretary, respectively, of Brickland Corporation, a corporation organized under the laws of Utah on February 9, 1984.

2. Article I of the articles of incorporation of this corporation is amended to read as follows:

               The name of this corporation is NATURES GIFT, INC.

3. On May 15, 1991 a Special Meeting of the Shareholders was held to vote on the aforementioned amendment.

4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 16-10-55 of the Corporations Code. The total number of shares of outstanding shares of the corporation is 18,416,713. The number of share voting in favor the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

5. The number of votes either by proxy or in person were 12,560,886. Those people that did not return proxies, automatically voted for the amendment as stated in the proxy statement. The total number for the amendment was 18,415,783.
400 voted against the amendment and 530 abstained.

6. The procedure for shareholders to exchange their certificates will be set forth in the transmittal letter, which will be sent within 10 days from today's date.

       We further declare under penalty of perjury of Utah the matters set forth in this certificate are true and correct to the best of our knowledge.

DATE: 5-23-91

                                     /S/ John Jones, President
                                     /S/ Donney Jones, Secretary

                      CERTIFICATE OF AMENDMENT
                                 TO
                     ARTICLES OF INCORPORATION
                                 OF
                       NATURES GIFT, INC.


        We the undersigned as President and Secretary of Natures
Gift, Inc. do hereby certify:

             That the Board of Directors of said Corporation at a meeting duly convened and held by telephone on the 28th day of December, 1995 adopted a Resolution to amend the original
Articles as follows:

              A. Delete Article I in its entirety and substitute in its place the following:

                 Article One. The name of the
            Corporation is iMall, Inc.

              B. Delete Article IV in its entirety and substitute in its place the following:

                 Article Four. (Capital Stock). The Corporation shall have authority to issue five million five hundred twenty six thousand three hundred fifteen (5,526,315) shares of common stock, par value $0.001 per share.

                 The holders of shares of capital stock of the Corporation shall not be entitled to preemptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue.

                  The Corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the board of directors.


                   The stockholders shall not possess cumulative voting rights at all shareholder meetings called for the purpose of electing a board of directors.

          Said Amendment has been approved by the affirmative vote of shareholders owning 90,000,000 of the 103,156,843 issued and outstanding shares of common stock at a special meeting of shareholders held on January 8, 1996 and thereby approved by the owners of a majority of the duly issued and outstanding shares of common stock which represent a majority of the sole class of common stock outstanding and entitled to vote thereon. The change is effective immediately upon the filing of this Certificate.

                                     /S/ Rob Kropf, President

                                     /S/ Tammy Kropf, Secretary
<Notary block for Rob Kropf>
<Notary block for Tammy Kropf>





                     CERTIFICATE OF AMENDMENT
                                 TO
                        ARTICLES OF INCORPORATION
                          NATURES GIFT, INC.

       We the undersigned as President and Secretary of Natures
Gift, Inc. do hereby certify:

            That the Board of Directors of said Corporation at a meeting duly convened and held by telephone on the 28th day of December, 1995 adopted a Resolution to amend the original
Articles as follows:

               A.  Delete Article I in its entirety and
substitute in its place the following:

                   Article One.  The name of the
            Corporation is iMall, Inc.

               B.  Delete Article  IV in its entirety and
substitute in its place the following:

                  Article Four. (Capital Stock). The Corporation shall have authority to issue five million five hundred twenty six thousand three hundred fifteen (5,526,315) shares of common stock, par value $0.001 per share.

                  The holders of shares of capital stock of the Corporation shall not be entitled to preemptive or preferential rights to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue.

                   The Corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the board of directors.

                    The stockholders shall not possess cumulative voting rights at all shareholder meetings called for the purpose of electing a board of directors.

                    Said Amendment has been approved by the
affirmative vote of shareholders owning 90,000,000 of the 103,156,843 issued and outstanding shares of common stock at a special meeting of shareholders held on January 8, 1996 and thereby approved by the owners of a majority of the duly issued and outstanding shares of common stock which represent a majority of the sole class of common stock outstanding and entitled to vote thereon. The change is effective immediately upon the filing of this Certificate.

                                   /S/ Rob Kropf, President

                                   /S/ Tammy Kropf, Secretary

<Notary block for Rob Kropf>
<Notary block for Tammy Kropf>







                       CERTIFICATE OF AMENDMENT
                                   TO
                       ARTICLES OF INCORPORATION
                                   OF
                               iMALL, INC.

          We the undersigned as President and secretary of iMall, Inc. do hereby certify:

                 That the Board of Directors of said Corporation at a meeting duly convened and held on May 14, 1996 via telephone adopted a Resolution to amend the original Articles as follows:

                      A. Delete Article IV in its entirety and substitute in its place the following:

                                ARTICLE IV.

The total authorized capitalization of this Corporation shall be and is the sum of 300,000,000 shares of Common Stock par value of $.001 per share. Said stock to carry full voting power, and the said shares shall be issued fully paid at such times as the Board of Directors may designate in exchange for cash, property or services, the stock of the other corporation or other values, rights or things, and the judgment of the Board of Directors as to the value thereof shall be conclusive.

          Before this Amendment, 50,000,000 shares of Common Stock with a par value of $.001 per share were authorized and of those authorized 15,722,107 were issued and outstanding. After this amendment 300,000,000 shares of Common Stock with a par value of $.001 per share will be authorized.

          The said Amendment and forward split have been consented to and approved by a majority of the stockholders holding at least a majority of the sole class of Common Stock outstanding and entitled to vote thereon at a special meeting of shareholders held on May 14, 1996. The change is effective immediately.

                               /S/ Craig R. Pickering, President

                               /S/ John S. Clayton, Secretary

<Notary block for Craig R. Pickering and John S. Clayton>